Exhibit 20.1
                                                              ------------
The Chase Manhattan Bank Grantor Trust 1996-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 12 Beginning Date                     01/01/1997
Due Period 12 End Date                           01/31/1997
Determination Date                               02/10/1997
Remittance Date                                  02/18/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 26.8224551920

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.8722787689

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 814,326.25
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5523613004

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,951,543.23
      B. From Current Period                                     $ 3,538,567.20
      C. Change in Amount Between Periods (Lines B - A)           $ -412,976.03

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 937,648,127.97
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.636011106463

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 48,859,575.09
      B. Available Cash Collateral Amount Percentage            5.000000000358%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 48,859,575.09
      B. For the Next Collection Period                         $ 46,882,406.40